EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in the Registration Statement of DNA Brands, Inc. on Form S-1/A of our report dated March 31, 2011 on the consolidated financial statements of the Company. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

September 22, 2011	By:	/s/ Mallah Furman
Fort Lauderdale, FL